UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35335	27-0903295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

312-676-5773

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 18, 2015, the Board of Directors of Groupon, Inc. (the “Company”) approved restructuring actions relating primarily to the Company’s international operations. These actions are expected to involve an overall reduction of approximately 1,100 positions globally and be substantially complete by September 2016. In connection with these actions, the Company expects to record total pre-tax charges of up to $35 million, including approximately $22 million to $24 million in the third quarter of 2015. Substantially all of the pre-tax charges are expected to be paid in cash and will relate to employee severance and compensation benefits, with an immaterial amount of the charges relating to asset impairments and other exit costs.

The Company intends to exclude the restructuring charges from its non-GAAP financial metrics, including Adjusted EBITDA and non-GAAP EPS. In addition, the Company expects that any cost savings from the restructuring actions will be immaterial in 2015. Cost savings in subsequent years are expected to be primarily reinvested in the business.

Forward-Looking Statements

The statements contained in this Current Report that refer to plans and expectations for the quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words “may,” will,” should,” “could,” “expect,” anticipate,” “believe,” “estimate,” intend,” “continue” and other similar expressions are intended to identify forward-looking statements. The amounts and timing of all estimates are subject to change until finalized, and actual amounts and timing may vary materially based on various factors. The risks and uncertainties that could cause our estimates and results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy including our marketing strategy and spend; effectively dealing with challenges arising from our international operations including fluctuations in currency exchange rates; retaining existing customers and adding new customers; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining, attracting and integrating members of our executive team; litigation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; our ability to raise capital if necessary; difficulties, delays or the inability of the Company to successfully complete all or part of its announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; and higher than anticipated restructuring charges or changes in the timing of such restructuring charges. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the Company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. The Company’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect the Company’s expectations as of the date of this Current Report. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: September 22, 2015	By:	/s/ Brian Kayman
	Name:	Brian Kayman
	Title:	Interim Chief Financial Officer